Exhibit 99.1

Range Resources Corporation

Unaudited Consolidated Pro Forma Financial Statements

The following unaudited consolidated pro forma financial information is presented to illustrate the effect of Range Resources Corporation’s (“Range”, “our”, or “we”) expected sale of our Conger assets in Glasscock and Sterling Counties, Texas on our historical financial position and operating results. The sale is expected to close on June 16, 2014. The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations have been prepared to assist in the analysis of the financial effects of the divestiture. This divestiture does not qualify as a discontinued operation under Accounting Standards update 2014-08. We adopted this new accounting standard which, among other things, raised the threshold for a disposal to qualify as a discontinued operation and requires new disclosures of both discontinued operations and certain other material disposal transactions that do not meet the revised definition of a discontinued operation, as disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the United States Securities and Exchange Commission (“SEC”) on April 28, 2014. This pro forma information is based on the historical consolidated financial statements of Range and should be read in conjunction with the accompanying footnotes and the financial statements included in the Range Resources Corporation Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 26, 2014, and the Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on April 28, 2014.

The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2014 has been prepared to give effect to the divestiture as if it had occurred on March 31, 2014. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 have been prepared to give effect to the divestiture as if it had occurred on January 1, 2013.

The unaudited pro forma consolidated balance sheet and statements of operations included herein are for information purposes only and are not necessarily indicative of the results that might have occurred had the divestiture taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma consolidated balance sheet and the statement of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma consolidated financial statements were prepared. We believe our current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma financial statements only include adjustments related to the assets received in the exchange with EQT Corporation to the extent the asset valuation impact the pro forma gain calculation related to the disposition of the Conger assets. The acquisition of the producing, gathering and other assets from EQT Corporation does not require pro forma disclosures.

RANGE RESOURCES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

March 31, 2014

	As Reported	Pro Forma Adjustments		As Adjusted
Assets
Current assets:
Cash and cash equivalents	$246	$111,006	(a)	$111,252
Accounts receivable less allowance for doubtful accounts of $2,487	221,304	—		221,304
Derivative assets	80	—		80
Deferred tax asset	40,362	—		40,362
Inventory and other	17,353	—		17,353

Total current assets	279,345	111,006		390,351

Derivative assets	15,917	—		15,917
Equity method investments	123,791	7,209	(b)	131,000
Natural gas and oil properties, successful efforts method	9,309,743	(37,420	)(b)	9,272,323
Accumulated depletion and depreciation	(2,397,089)	146,420	(b)	(2,250,669)

	6,912,654	109,000		7,021,654

Transportation and field assets	120,036	2,194	(b)	122,230
Accumulated depreciation and amortization	(87,955)	5,368	(b)	(82,587)

	32,081	7,562		39,643

Other assets	118,987	—		118,987

Total assets	$7,482,775	$234,777		$7,717,552

Liabilities
Current liabilities:
Accounts payable	$273,756	$—		$273,756
Asset retirement obligations	5,037	—		5,037
Accrued liabilities	164,585	—		164,585
Accrued interest	32,303	—		32,303
Derivative liabilities	72,854	—		72,854

Total current liabilities	548,535	—		548,535

Bank debt	594,000	—		594,000
Subordinated notes	2,640,866	—		2,640,866
Deferred tax liability	778,955	96,088	(b)	875,043
Derivative liabilities	142	—		142
Deferred compensation liability	235,307	—		235,307
Asset retirement obligations and other liabilities	235,289	(11,602	)(b)	223,687
Liabilities of discontinued operations	—	—		—

Total liabilities	5,033,094	84,486		5,117,580

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $1 par, 10,000,000 shares authorized, none issued and outstanding	—	—		—
Common stock, $0.01 par, 475,000,000 shares authorized, 163,763,190 issued at March 31, 2014	1,638	—		1,638
Common stock held in treasury, 93,275 shares at March 31, 2014	(3,455)	—		(3,455)
Additional paid-in capital	1,969,948	—		1,969,948
Retained earnings	476,554	150,291	(b)	626,845
Accumulated other comprehensive income	4,996	—		4,996

Total stockholders’ equity	2,449,681	150,291		2,599,972

Total liabilities and stockholders’ equity	$7,482,775	$234,777		$7,717,552

See accompanying notes.

RANGE RESOURCES CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(Unaudited, in thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)		As Adjusted
Revenues and other income:
Natural gas, NGL and oil sales	$572,017	$(18,970	)(c)	$553,047
Derivative fair value loss	(146,850)	—		(146,850)
Loss on the sale of assets	(353)	—		(353)
Brokered natural gas, marketing and other	32,528	(1,411	)(c)	31,117

Total revenues and other income	457,342	(20,381)		436,961

Costs and expenses:
Direct operating	39,795	(2,649	)(c)	37,146
Transportation, gathering and compression	74,161	—		74,161
Production and ad valorem taxes	11,678	(949	)(c)	10,729
Brokered natural gas and marketing	34,129	(953	)(c)	33,176
Exploration	14,846	(511	)(c)	14,335
Abandonment and impairment of unproved properties	9,995	—		9,995
General and administrative	49,212	(52	)(c)	49,160
Deferred compensation plan	(2,035)	—		(2,035)
Interest expense	45,401	—		45,401
Depletion, depreciation and amortization	128,682	(3,951	)(c)	124,731

Total costs and expenses	405,864	(9,065)		396,799

Income from operations before income taxes	51,478	(11,316)		40,162
Income tax expense
Current	6	—		6
Deferred	18,951	(4,402	)(c)	14,549

	18,957	(4,402)		14,555

Net income	$32,521	$(6,914)		$25,607

Net income per share:
Basic	$0.20			$0.16

Diluted	$0.20			$0.16

Weighted average common shares outstanding:
Basic	160,794			160,794
Diluted	161,825			161,825

See accompanying notes.

RANGE RESOURCES CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share data)

	As Reported	Pro Forma Adjustments (c)		As Adjusted
Revenues and other income:
Natural gas, NGL and oil sales	$1,715,676	$(63,929	)(c)	$1,651,747
Derivative fair value income loss	(61,825)	—		(61,825)
Gain on the sale of assets	92,291	—		92,291
Brokered natural gas, marketing and other	116,577	(2,699	)(c)	113,878

Total revenues and other income	1,862,719	(66,628)		1,796,091

Costs and expenses:
Direct operating	128,091	(9,485	)(c)	118,606
Transportation, gathering and compression	256,242	—		256,242
Production and ad valorem taxes	45,240	(4,542	)(c)	40,698
Brokered natural gas and marketing	131,786	(3,908	)(c)	127,878
Exploration	64,409	(2,966	)(c)	61,443
Abandonment and impairment of unproved properties	51,918	(244	)(c)	51,674
General and administrative	291,171	(148	)(c)	291,023
Deferred compensation plan	55,296	—		55,296
Interest expense	176,557	—		176,557
Loss on early extinguishment of debt	12,280	—		12,280
Depletion, depreciation and amortization	492,397	(13,431	)(c)	478,966
Impairment of proved properties and other assets	7,753	—		7,753

Total costs and expenses	1,713,140	(34,724)		1,678,416

Income from operations before income taxes	149,579	(31,904)		117,675
Income tax (benefit) expense
Current	(143)	—		(143)
Deferred	34,000	(12,050	)(c)	21,950

	33,857	(12,050)		21,807

Net income	$115,722	$(19,854)		$95,868

Net income per share:
Basic	$0.71			$0.59

Diluted	$0.70			$0.58

Weighted average common shares outstanding:
Basic	160,438			160,438
Diluted	161,407			161,407

See accompanying notes.

RANGE RESOURCES CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

On June 16, 2014, we expect to complete the exchange of our Conger assets in Glasscock and Sterling Counties, Texas for the Nora oil and gas producing properties, gathering and other assets in the state of Virginia owned by EQT Corporation and $145 million in cash subject to the terms of the purchase and sale agreement dated April 24, 2014. The sale has an effective date of January 1, 2014 and consequently operating net revenues after that date is a downward adjustment to the selling price through the normal post-closing provisions of the agreement.

The accompanying unaudited consolidated pro forma balance sheet and unaudited pro forma consolidated statements of operations have been prepared to give effect to the divestiture as if it had occurred on March 31, 2014 for the pro forma consolidated balance sheet and on January 1, 2013 for the pro forma consolidated statements of operations.

The following are descriptions of the individual columns included in the accompanying unaudited pro forma consolidated balance sheet, the accompanying pro forma consolidated statements of operations and notes to the unaudited consolidated financial statements.

(2) PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated financial statements reflect the following adjustments:

Balance Sheet

“As reported” – represents the historical consolidated balance sheet of Range Resources Corporation as of March 31, 2014.

a)	To adjust for the proceeds, related estimated transaction costs and other estimated closing and post-closing adjustments associated with the divestiture. The following is a table of the estimated cash proceeds (in thousands):

Gross proceeds	$145,000
Less transaction costs	(5,030)
Less estimated closing and post-closing adjustments	(28,964)

Estimated net cash proceeds	$111,006

b)	To remove the Conger assets sold as a part of the purchase and sale agreement dated April 24, 2014, includes an adjustment for the fair value of Nora natural gas and oil producing properties, gathering and other assets included in the exchange. The following is a summarization of the application of net proceeds and estimated gain on the divestiture (in thousands):

Estimated net cash proceeds	$111,006
Step-up basis for 50% gathering assets currently owned by Range	7,209
Net investment in Conger natural gas and oil producing properties	(268,500)
Fair value of Nora natural gas and oil producing properties	246,500
Fair value of Nora gathering assets	131,000

Natural gas and oil properties	109,000
Net investment in Conger other assets	(231)
Fair value of Nora other assets	7,793

Transportation and field assets	7,562
Asset retirement obligation related to Conger	11,602

Gain on disposition	246,379
Tax effect of disposition	(96,088)

Estimated net gain on disposition of assets	$150,291

Statements of Operations

“As reported” – represents the historical consolidated statements of operations of Range Resources for the year ended December 31, 2013 and the three months ended March 31, 2014.

c)	All adjustments are to eliminate revenues and costs and expenses (including the income tax effect) of our Conger assets from our consolidated operations.

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